Exhibit 10.2



                             Mr. Lawrence M. Powers
                                  Powers & Co.
                                  47 Beech Road
                           Englewood, New Jersey 07631

                                 October 5, 1999

Spectrum Information Technologies, Inc.
594 Broadway, Suite 1001
New York, New York 10012

         Re:   Stock Purchase Agreement

Gentlemen:

     Pursuant to the Stock Purchase Agreement dated July 26, 1999 (the "Stock Purchase Agreement"), I have agreed to purchase 1,000,000 shares of common stock of Spectrum Information Technologies, Inc. (the "Company"), and an option to acquire 500,000 additional shares of common stock for $2.50 per share, exercisable for five years, for a total purchase price of $1,250,000 (the "Purchase Price"). Furthermore, to obtain office space for the Company and its subsidiary, Tropia, Inc. ("Tropia"), in August, 1999, and other credit, I have been required to guarantee a $250,000 three-year lease, obtain several of my personal credit cards for use by the Company's and Tropia's employees and advance nominal short-term credit to the Company and Tropia for equipment purchases.

     My obligation to purchase the common stock and the option is subject to the satisfaction of the condition precedent that the Company's stockholders approve, at the next annual meeting of stockholders (the "Annual Meeting"), (i) the terms of the Stock Purchase Agreement and (ii) an amendment to the Company's certificate of incorporation increasing the number of authorized shares of common stock. Since the Annual Meeting is not expected to occur until late November, 1999, you have asked that I consider making a loan to the Company in the amount of the Purchase Price (the "Loan") which can be applied to the purchase price if approval is obtained at the Annual Meeting. In consideration of the Loan, the recent lease guarantee and my other extensions of credit to date, I require the following agreement:

     1. It is agreed that I will make the Loan to the Company under the terms, and upon satisfaction of the conditions, set forth below. In the event such conditions are not satisfied or waived and the Annual Meeting has not occurred by January 31, 2000, this Agreement shall terminate.

     2. My agreement to make the Loan to the Company prior to the Annual Meeting is subject to the satisfaction of the following conditions:

          (a)  all  financing,  joint  venture,  operating  or  other   projects
undertaken or under discussion by the Company or Tropia at such time, are acceptable to me;
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          (b)  the nominees for director to be presented to the stockholders  of the Company for election at the next annual meeting are acceptable to me; and

          (c) the officers of the Company and the officers and directors of Tropia at such time are acceptable to me.

     3. In the event that the Company's stockholders approve the matters described above at the Annual Meeting, the principal amount of the Loan shall be deemed to be paid to the Company on account of the Purchase Price and the Company shall be entitled to retain all interest earned thereon. In the event that the Company's stockholders do not approve the matters described above at the Annual Meeting, or if the Annual Meeting has not occurred by January 31, 2000, the principal amount of the Loan, together with all interest thereon, shall be promptly repaid to me in full satisfaction of the Loan.

     4. In contemplation of the Loan I have placed short-term government securities with an aggregate face amount of $1,250,000 into an account in the name of the Company. The Company acknowledges that I have not yet made the Loan and that such funds shall not constitute Company property unless and until I notify the Company, in writing, that the conditions set forth above have been satisfied or waived. The Company further acknowledges that unless and until the Loan is made, I shall have control over, and the right to make all decisions with respect to the investment or disposition of such short-term government securities, including the right to transfer them to another account. The Company shall cooperate with me in all reasonable respects to effectuate any decision I may make with respect to such short-term government securities, or the proceeds thereof, while under my control, or to transfer such short-term government securities, or the proceeds thereof, out of the Company's name upon the termination of this Agreement.

     If the foregoing is acceptable, please execute a copy of this letter where indicated below and return it to me.

                                                   Very truly yours,




ACKNOWLEDGED AND AGREED TO AS
OF THIS 5th DAY OF OCTOBER, 1999:

SPECTRUM INFORMATION TECHNOLOGIES, INC.


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